Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Second-Quarter Financial Results

News Summary:

•	Record second-quarter revenue was $17.0 billion, up 15 percent year-over-year (YoY); data-centric businesses* grew 26 percent and PC-centric revenue grew 6 percent.

•	GAAP earnings-per-share (EPS) of $1.05 rose 82 percent YoY; non-GAAP EPS of $1.04 was up 44 percent.

•
Year-to-date, generated $13.7 billion in cash from operations, $6.3 billion of free cash flow and returned $8.6 billion to shareholders (dividends of $2.8 billion and share repurchases of $5.8 billion).

•	Raising full-year revenue outlook to approximately $69.5 billion, GAAP EPS outlook to approximately $4.10 and non-GAAP EPS of $4.15; up $2.0 billion, $0.31 and $0.30 from April guidance, respectively.

SANTA CLARA, Calif., July 26, 2018 -- Intel Corporation today reported second-quarter 2018 financial results. Record second quarter revenue of $17.0 billion was up 15 percent YoY driven by strength across the business and customer demand for performance-leading Intel platforms. Collectively, data-centric businesses grew 26 percent, approaching 50 percent of total revenue. PC-centric revenue was up 6 percent on strength in the commercial and enthusiast segments. Operating margin leverage and lower tax rate drove excellent EPS growth.

“After five decades in tech, Intel is poised to deliver our third record year in a row. We are uniquely positioned to capitalize on the need to process, store and move data, which has never been more pervasive or more valuable,” said Bob Swan, Intel CFO and Interim CEO. “Intel is now competing for a $260 billion market opportunity, and our second quarter results show that we’re winning. As a result of the continued strength we are seeing across the business, we are raising our full year revenue and earnings outlook.”

Q2 2018 Financial Highlights

	GAAP			Non-GAAP
	Q2 2018	Q2 2017	vs. Q2 2017	Q2 2018	Q2 2017	vs. Q2 2017
Revenue ($B)	$17.0	$14.8	up 15%	$17.0^	$14.8^	up 15%
Gross Margin	61.4%	61.6%	down 0.2 pt	63.0%	63.0%	flat
R&D and MG&A ($B)	$5.1	$5.1	flat	$5.1^	$5.1^	flat
Operating Income ($B)	$5.3	$3.8	up 37%	$5.6	$4.2	up 34%
Tax Rate	9.5%	38.6%	down 29.1 pts	11.7%	22.5%	down 10.8 pts
Net Income ($B)	$5.0	$2.8	up 78%	$4.9	$3.5	up 41%
Earnings Per Share	$1.05	$0.58	up 82%	$1.04	$0.72	up 44%

In the second quarter, the company generated approximately $7.4 billion in cash from operations, paid dividends of $1.4 billion and used $3.9 billion to repurchase 76 million shares of stock.

* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other
^ No adjustment on a non-GAAP basis

Intel/Page 2

Business Unit Summary

	Key Business Unit Revenue and Trends
		Q2 2018	vs. Q2 2017
PC-centric	CCG	$8.7 billion	up	6%
Data-centric	DCG	$5.5 billion	up	27%
	IOTG	$880 million	up	22%
	NSG	$1.1 billion	up	23%
	PSG	$517 million	up	18%
			up	26%*

In the second quarter, Intel achieved revenue growth in every business segment. The PC-centric business grew 6 percent driven by strong demand for Intel's performance leading products with particular strength in gaming and commercial. The Client Computing Group (CCG) launched several new 8th Gen Intel Core processors including: the powerful 8th Gen Intel Core i9 processor for high performance laptops, 8th Gen Intel® Core™ vPro™ processors for business, and the 8th Gen Intel® Core™ i7-8086K limited-edition processor for gaming.
Collectively, Intel's data-centric businesses grew 26 percent year-over-year led by 27 percent growth in the Data Center Group (DCG). DCG saw strong demand from cloud and communications service providers investing to meet the explosive demand for data and to improve the performance of data-intensive workloads like artificial intelligence. DCG customer preference for Intel’s highest-performance products continued; Intel® Xeon® Scalable momentum continued.
The workload optimization trend in the data center is also fueling demand for FPGAs; Intel's Programmable Solutions Group (PSG) revenue grew 18 percent.
Intel's memory (NSG), Internet of Things Group (IOTG) and Mobileye businesses each achieved record quarterly revenue. Mobileye revenue grew 37 percent year-over-year as the adoption of advanced driver-assistance systems (ADAS) increases.
Additional information regarding Intel’s results can be found in the Q2'18 Earnings Presentation available at: www.intc.com/results.cfm.

* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other

Intel/Page 3

Business Outlook

Intel's guidance for the third-quarter and full-year 2018 includes both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q3 2018	GAAP	Non-GAAP	Range
Revenue	$18.1 billion	$18.1 billion^	+/- $500 million
Operating margin	32.5%	34%	approximately
Tax rate	13%	13%	approximately
Earnings per share	$1.09	$1.15	+/- 5 cents

Full-Year 2018	GAAP	Non-GAAP	Range
Revenue	$69.5 billion	$69.5 billion^	+/- $1.0 billion
Operating margin	30.5%	32%	approximately
Tax rate	12%	12.5%	approximately
Earnings per share	$4.10	$4.15	+/- 5%
Full-year capital spending	$15 billion	$15 billion^	+/- $500 million
Net capital deployed[1]	$13 billion	$13 billion^	+/- $500 million
Free cash flow	N/A	$15.0 billion	+/- $500 million
1Net capital deployed is full-year capital spending offset by expected prepaid supply agreements within NSG.

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after July 26, 2018. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. Our guidance above reflects the divestiture of Wind River, which was completed during the second quarter of 2018.

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its second quarter of 2018. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q2'18 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the third quarter of 2018 on October 25, 2018 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis.

Intel/Page 4

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. All forward-looking statements included in this news release are based on management's expectations as of the date of this earnings release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's results could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results may also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's vote to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•
Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term. In addition, in connection with our strategic transformation to a data-centric company, we have entered new areas and introduced adjacent products, where we face new sources of competition and uncertain market demand or acceptance of our products, and these new areas and products may not grow as projected.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws, or the market price of our common stock.

•
Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Intel's results could be affected by gains or losses from equity securities and interest and other, which could vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

Intel/Page 5

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

•
We or third parties regularly identify security vulnerabilities with respect to our processors and other products as well as the operating systems and workloads running on them. Security vulnerabilities and any limitations of, or adverse effects resulting from, mitigation techniques can adversely affect our results of operations, financial condition, customer relationships, prospects, and reputation in a number of ways, any of which may be material, including incurring significant costs related to developing and deploying updates and mitigations, writing down inventory value, a reduction in the competitiveness of our products, defending against product claims and litigation, responding to regulatory inquiries or actions, paying damages, addressing customer satisfaction considerations, or taking other remedial steps with respect to third parties. Adverse publicity about security vulnerabilities or mitigations could damage our reputation with customers or users and reduce demand for our products and services. A detailed description of these risks is set forth in the risk factor titled “Third parties regularly attempt to gain unauthorized access to our network, products, services, and infrastructure” in our most recent report on Form 10-K, as updated in our reports on Form 10-Q.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.
Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Intel Core, Intel Optane, and Xeon, are trademarks of Intel Corporation or its subsidiaries in the U.S. and/or other countries.

*Other names and brands may be claimed as the property of others.

Intel/Page 6

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

	Three Months Ended		Six Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Jun 30, 2018	Jul 1, 2017(1)	Jun 30, 2018	Jul 1, 2017(1)
NET REVENUE	$16,962	$14,763	$33,028	$29,559
Cost of sales	6,543	5,667	12,878	11,303
GROSS MARGIN	10,419	9,096	20,150	18,256
Research and development (R&D)	3,371	3,262	6,682	6,573
Marketing, general and administrative (MG&A)	1,725	1,850	3,625	3,949
R&D AND MG&A	5,096	5,112	10,307	10,522
Restructuring and other charges	—	105	—	185
Amortization of acquisition-related intangibles	50	37	100	75
OPERATING EXPENSES	5,146	5,254	10,407	10,782
OPERATING INCOME	5,273	3,842	9,743	7,474
Gains (losses) on equity investments, net	(203)	342	440	594
Interest and other, net	459	388	357	319
INCOME BEFORE TAXES	5,529	4,572	10,540	8,387
Provision for taxes	523	1,764	1,080	2,615
NET INCOME (LOSS)	$5,006	$2,808	$9,460	$5,772

EARNINGS PER SHARE - BASIC	$1.08	$0.60	$2.03	$1.22
EARNINGS PER SHARE - DILUTED	$1.05	$0.58	$1.98	$1.19

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,649	4,710	4,661	4,717
DILUTED	4,747	4,845	4,768	4,864
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Jun 30, 2018	Dec 30, 2017
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$2,614	$3,433
Short-term investments	2,263	1,814
Trading assets	7,348	8,755
Total cash investments	12,225	14,002
Accounts receivable	4,636	5,607
Inventories
Raw materials	1,236	1,098
Work in process	4,081	3,893
Finished goods	2,027	1,992
	7,344	6,983
Other current assets	3,398	2,908
TOTAL CURRENT ASSETS	27,603	29,500

Property, plant and equipment, net	45,914	41,109
Equity investments	9,245	8,579
Other long-term investments	3,071	3,712
Goodwill	24,351	24,389
Identified intangible assets, net	12,098	12,745
Other long-term assets	3,690	3,215
TOTAL ASSETS	$125,972	$123,249

CURRENT LIABILITIES
Short-term debt	$3,510	$1,776
Accounts payable	4,143	2,928
Accrued compensation and benefits	2,601	3,526
Deferred income	—	1,656
Other accrued liabilities	7,317	7,535
TOTAL CURRENT LIABILITIES	17,571	17,421

Debt	24,632	25,037
Contract liabilities	2,393	—
Income taxes payable, non-current	5,618	4,069
Deferred income taxes	1,666	3,046
Other long-term liabilities	3,391	3,791

TEMPORARY EQUITY	654	866

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,470	26,074
Accumulated other comprehensive income (loss)	(1,089)	862
Retained earnings	45,666	42,083
TOTAL STOCKHOLDERS' EQUITY	70,047	69,019
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$125,972	$123,249

Intel/Page 8

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

	Three Months Ended
(In Millions)	Jun 30, 2018	Jul 1, 2017
SELECTED CASH FLOW INFORMATION:
Operating activities:
Net cash provided by operating activities	$7,413	$4,707
Depreciation	$1,730	$1,675
Share-based compensation	$387	$328
Amortization of intangibles	$392	$313
Investing activities:
Additions to property, plant and equipment	$(4,530)	$(2,778)
Proceeds from divestitures	$548	$924
Financing activities:
Repayment of debt and debt conversion	$(842)	$(500)
Repurchase of common stock	$(3,893)	$(1,276)
Issuance of long-term debt, net of issuance costs	$—	$7,078
Payment of dividends to stockholders	$(1,400)	$(1,287)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,649	4,710
Dilutive effect of employee equity incentive plans	52	36
Dilutive effect of convertible debt	46	99
Weighted average shares of common stock outstanding - diluted	4,747	4,845

STOCK BUYBACK:
Shares repurchased	76	38
Cumulative shares repurchased (in billions)	5.1	4.9
Remaining dollars authorized for buyback (in billions)	$7.2	$14.2

OTHER INFORMATION:
Employees (in thousands)	104.2	100.6

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended		Six Months Ended
(In Millions)	Jun 30, 2018	Jul 1, 2017(1)	Jun 30, 2018	Jul 1, 2017(1)
Net Revenue
Client Computing Group
Platform	$8,065	$7,634	$15,680	$15,031
Adjacency	663	579	1,268	1,158
	8,728	8,213	16,948	16,189
Data Center Group
Platform	5,100	4,026	9,924	7,905
Adjacency	449	346	859	699
	5,549	4,372	10,783	8,604
Internet of Things Group
Platform	745	614	1,464	1,246
Adjacency	135	106	256	195
	880	720	1,720	1,441
Non-Volatile Memory Solutions Group	1,079	874	2,119	1,740
Programmable Solutions Group	517	440	1,015	865
All Other	209	144	443	720
TOTAL NET REVENUE	$16,962	$14,763	$33,028	$29,559
Operating income (loss)
Client Computing Group	$3,234	$3,025	$6,025	$6,056
Data Center Group	2,737	1,661	5,339	3,148
Internet of Things Group	243	139	470	244
Non-Volatile Memory Solutions Group	(65)	(110)	(146)	(239)
Programmable Solutions Group	101	97	198	189
All Other	(977)	(970)	(2,143)	(1,924)
TOTAL OPERATING INCOME	$5,273	$3,842	$9,743	$7,474
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.
In the third quarter of 2017, Intel completed its tender offer for the outstanding ordinary shares of Mobileye B.V. (Mobileye), formerly known as Mobileye N.V. In the second quarter of 2017, Intel completed its divestiture of Intel Security Group (ISecG). The results of Mobileye and ISecG are reported within the "All Other" category.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
CCG is responsible for all aspects of the client computing continuum, which includes platforms designed for end-user form factors, focusing on high growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies as well as connectivity technologies.

•
DCG develops workload-optimized platforms for compute, storage, network, and related functions, which are designed for and sold into the enterprise and government, cloud, and communications service providers market segments.

•
IOTG develops and sells high-performance Internet of Things compute solutions for retail, automotive, industrial, and video surveillance market segments, along with a broad range of other embedded applications. These market-driven solutions utilize silicon and software assets from our data center and client businesses to expand our compute footprint into Internet of Things market segments.

•
NSG offers lntel® Optane™ and lntel® 3D NAND technologies, which drive innovation in solid-state drives (SSDs) and other memory products. The primary customers are enterprise and cloud-based data centers, users of business and consumer desktops and laptops, and a variety of embedded and Internet of Things application providers.

•
PSG offers programmable semiconductors, primarily field-programmable gate arrays (FPGAs) and related products for a broad range of market segments, including communications, data center, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments not otherwise presented, including Mobileye results;

•	historical results of operations from divested businesses;

•	results of operations of start-up businesses that support our initiatives, including our foundry business;

•	amounts included within restructuring and other charges;

•	a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platform products. Platform products incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package. Our remaining primary product lines are incorporated in "adjacency."

Intel/Page 10

INTEL CORPORATION

Supplemental Platform Revenue Information

	Q2 2018	Q2 2018	YTD 2018
	compared to Q1 2018	compared to Q2 2017	compared to YTD 2017
Client Computing Group Platform
Notebook platform volumes	9%	3%	3%
Notebook platform average selling prices	(1)%	2%	1%
Desktop platform volumes	(1)%	(9)%	(8)%
Desktop platform average selling prices	1%	13%	10%

Data Center Group Platform
Unit Volumes	3%	14%	15%
Average Selling Prices	3%	11%	9%

Intel/Page 11

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Ongoing mark to market on marketable equity securities: We exclude gains and losses resulting from ongoing mark to market adjustments of our marketable equity securities when calculating certain non-GAAP measures as we do not believe this volatility correlates to our core operational performance. Consequently, our non-GAAP net income and earnings per share figures exclude these impacts to facilitate an evaluation of our current performance and comparisons to our past performance.
Gains or losses from divestitures: We divested ISecG in Q2 2017 and Wind River in Q2 2018. We exclude gains or losses, and related tax impacts, resulting from divestitures when calculating certain non-GAAP measures. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to our past operating performance.
Tax Reform adjustment: During Q2 2018, we made an adjustment to our U.S. Tax Cuts and Jobs Act (Tax Reform) provisional tax estimates that we recorded in Q4 2017. We exclude this provisional tax adjustment when calculating certain non-GAAP measures. We believe making this adjustment facilitates a better evaluation of our current operating performance and comparisons to past operating results.
Free cash flow: We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and operating performance. We believe this non-GAAP financial measure is helpful to investors in understanding our capital structure and provides an additional means to reflect the cash flow trends of our business.

Intel/Page 12

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q3 2018 Outlook		Full-Year 2018

GAAP OPERATING MARGIN	32.5%	approximately	30.5%	approximately
Amortization of acquisition-related intangibles	1.5%		1.5%
NON-GAAP OPERATING MARGIN	34%	approximately	32%	approximately

GAAP TAX RATE	13%	approximately	12%	approximately
Other	—%		0.5%
NON-GAAP TAX RATE	13%	approximately	12.5%	approximately

EARNINGS PER SHARE - DILUTED	$1.09	+/- 5 cents	$4.10	+/- 5%
Amortization of acquisition-related intangibles	0.07		0.28
Ongoing mark to market on marketable equity securities	—		(0.08)
(Gains) losses from divestitures	—		(0.10)
Tax Reform	—		(0.04)
Income tax effect	(0.01)		(0.01)
NON-GAAP EARNINGS PER SHARE - DILUTED	$1.15	+/- 5 cents	$4.15	+/- 5%

(In Billions)	Full-Year 2018

GAAP CASH FROM OPERATIONS	$30.0
Additions to property, plant and equipment	(15.0)
FREE CASH FLOW	$15.0	+/- $500 million

Intel/Page 13

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Six Months Ended
(In Millions, Except Per Share Amounts)	Jun 30, 2018	Jul 1, 2017(1)	Jun 30, 2018	Jul 1, 2017(1)

GAAP GROSS MARGIN	$10,419	$9,096	$20,150	$18,256
Amortization of acquisition-related intangibles	275	198	550	407
NON-GAAP GROSS MARGIN	$10,694	$9,294	$20,700	$18,663

GAAP GROSS MARGIN PERCENTAGE	61.4%	61.6%	61.0%	61.8%
Amortization of acquisition-related intangibles	1.6%	1.4%	1.7%	1.4%
NON-GAAP GROSS MARGIN PERCENTAGE	63.0%	63.0%	62.7%	63.2%

GAAP OPERATING INCOME	$5,273	$3,842	$9,743	$7,474
Amortization of acquisition-related intangibles	325	235	650	482
Restructuring and other charges	—	105	—	185
NON-GAAP OPERATING INCOME	$5,598	$4,182	$10,393	$8,141

GAAP TAX RATE	9.5%	38.6%	10.2%	31.2%
Divestiture of Intel Security	—%	(16.1)%	—%	(8.8)%
Other	2.2%	—%	1.5%	—%
NON-GAAP TAX RATE	11.7%	22.5%	11.7%	22.4%

GAAP NET INCOME	$5,006	$2,808	$9,460	$5,772
Amortization of acquisition-related intangibles	325	235	650	482
Restructuring and other charges	—	105	—	185
Ongoing mark to market on marketable equity securities	235	—	(371)
(Gains) losses from divestitures	(494)	(387)	(494)	(387)
Tax Reform	(181)	—	(181)	—
Income tax effect	48	745	51	672
NON-GAAP NET INCOME	$4,940	$3,506	$9,116	$6,724

EARNINGS PER SHARE - DILUTED	$1.05	$0.58	$1.98	$1.19
Amortization of acquisition-related intangibles	0.07	0.05	0.14	0.10
Restructuring and other charges	—	0.02	—	0.04
Ongoing mark to market on marketable equity securities	0.05	—	(0.08)
(Gains) losses from divestitures	(0.10)	(0.08)	(0.10)	(0.08)
Tax Reform	(0.04)	—	(0.04)	—
Income tax effect	0.01	0.15	0.01	0.13
NON-GAAP EARNINGS PER SHARE - DILUTED	$1.04	$0.72	$1.91	$1.38

Six Months Ended
(In Millions)	Jun 30, 2018

GAAP CASH FROM OPERATIONS	$13,697
Additions to property, plant and equipment	(7,440)
FREE CASH FLOW	$6,257
1 Cost of sales, operating expenses, and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.